Exhibit 99
                   AMERICAN AIRLINES, INC.
                        Certification
  Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
   (Subsections (a) and (b) of Section 1350, Chapter 63 of
                Title 18, United States Code)


Pursuant to section 906 of the Sarbanes-Oxley Act  of  2002
(subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of American Airlines, Inc., a Delaware corporation
(the Company), does hereby certify, to such officer's knowledge, that:

The  Quarterly  Report on Form 10-Q for the  quarter  ended
September  30,  2002 (the Form 10-Q) of the  Company  fully
complies with the requirements of section 13(a) or 15(d) of
the   Securities  Exchange  Act  of  1934  and  information
contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  October 18, 2002            /s/ Donald J. Carty
                                   Donald J. Carty
                                   Chairman and Chief Executive
                                   Officer

Date:  October 18, 2002            /s/ Jeffrey C. Campbell
                                   Jeffrey C. Campbell
                                   Senior Vice President and
                                   Chief Financial Officer



The  foregoing  certification  is  being  furnished  solely
pursuant to section 906 of the Sarbanes-Oxley Act  of  2002
(subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.